Exhibit 99.a(5)
CERTIFICATE
     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Limited Duration U.S. Treasury Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the then current Trustees of the Trust on April 24, 2006, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on November 22, 2006, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 13th day of November, 2006.

/s/ Lou Anne McInnis
Lou Anne McInnis
Assistant Secretary

AMENDMENT

Dated:	November 13, 2006

To be Effective:	November 22, 2006
TO
MORGAN STANLEY LIMITED DURATION U.S. TREASURY TRUST
DECLARATION OF TRUST
DATED
ON
June 4, 1991

Amendment dated November 13, 2006 to the Declaration of Trust
(the “Declaration”) of Morgan Stanley Limited Duration U.S. Treasury Trust
(the “Trust”)
dated June 4, 1991
     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Limited Duration U.S. Government Trust,” such change to be effective on November 22, 2006;
     NOW, THEREFORE:
     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Limited Duration U.S. Government Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:
“Section 1.2. Definitions...
“(o) “Trust” means the Morgan Stanley Limited Duration U.S. Government Trust.”
     3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 13th day of November 2006.

/s/ Frank L. Bowman Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	/s/ Michael Bozic Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	/s/ Dr. Manuel H. Johnson Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ 07311	/s/ Joseph J. Kearns Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	/s/ Michael E. Nugent Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	/s/ Fergus Reid Fergus Reid, as Trustee, and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564